UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2007

ImageWare Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15757	33-0224167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road

San Diego, California 92127

(Address of Principal Executive Offices, Including Zip Code)

858-673-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2007, ImageWare Systems, Inc. (the “Company”) completed the purchase of certain assets of Sol Logic, Inc. (“Sol Logic”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into by and among the Company, Sol Logic, Frank Mitchell, and Wink Jones, as Sol Logic’s Representative.  The assets acquired include certain customer contracts, software licenses and intellectual property (collectively, the “Acquired Assets”).  The Asset Purchase Agreement contains customary representations and warranties on behalf of Sol Logic, Frank Mitchell and the Company.

In consideration for the acquisition of the Acquired Assets, the Company: (1) issued to Sol Logic on December 19, 2007 (the “Closing”) 935,089 shares of restricted common stock of the Company (the “Initial Shares”), and (2) on June 19, 2008 (the “Additional Issuance Date”) will issue to Sol Logic that number of shares of restricted common stock (the “Additional Shares” and collectively with the Initial Shares, the “Shares”) equal to the quotient obtained by dividing $1,502,000 by the greater of (A) $1.633 and (B) the volume weighted average closing price of the Company’s common stock over the 20 trading-day period ending on June 18, 2008, as reported on The American Stock Exchange (“AMEX”) or the Over-the-Counter Bullet Board (“OTCBB”).  Fifty percent of the Initial Shares and ten percent of the Additional Shares will be held in escrow until the one-year anniversary of the Closing.  A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1.

Concurrently with the Closing, the Company entered into a Registration Rights Agreement with Sol Logic, pursuant to which the Company has agreed to register 306,185 of the Initial Shares for resale by Sol Logic to allow Sol Logic to satisfy its outstanding obligations to creditors.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1.

In connection with the acquisition on December 19, 2007, the Company entered into an Offer of Employment Letter Agreement with Frank Mitchell, the chief executive officer of Sol Logic, pursuant to which the Company will employ Mr. Mitchell as Vice President of Advanced Programs of the Company.  A copy of the Offer of Employment Letter Agreement is attached hereto as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the consummation of the Company’s acquisition of the Acquired Assets pursuant to the Asset Purchase Agreement is incorporated by reference into this Item 2.01 in its entirety.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2007, the Company received a letter from AMEX indicating that the Company does not comply with AMEX’s continued listing standards due to its inability to maintain compliance with Sections 1003(a)(ii), 1003(a)(iii) and 1003(a)(iv) of the AMEX Company Guide (the “Company Guide”) and that AMEX intends to remove the Company’s common stock from listing and registration on AMEX by filing a delisting application with the Securities and Exchange Commission.

The Company had previously been notified by AMEX that it was not in compliance with (i) Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years, and (ii) Section 1003(a)(iii) of the Company Guide with shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.  The Company had also been notified by AMEX that it was not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether the Company would be able to continue operations and/or meet its obligations as they matured.  In June 2006 the Company submitted a plan of compliance to AMEX.  In September 2006, AMEX notified the Company that it had accepted its plan to regain compliance with the continued listing standards in the Company Guide by the end of the plan period which AMEX determined to be November 30, 2007.

The Company has filed an appeal of AMEX’s determination and requested an oral hearing before an AMEX Listing Qualifications Panel (a “Qualifications Panel”).  The appeal will ordinarily stay the delisting of the Company’s common stock pending a hearing date and the decision of a Qualifications Panel.  The time and place of such hearing will be determined by AMEX but is expected to occur within 45 days after the hearing is requested.  There can be no assurance that the Company’s request for continued listing will be granted.  If a Qualifications Panel does not grant the relief sought by the Company, its common stock will be delisted from AMEX following which it is expected that the Company’s common stock would be quoted on the OTCBB.

On December 20, 2007, pursuant to Sections 402 and 1202(b) of the Company Guide, the Company issued a press release reporting its receipt of the letter from AMEX.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures made in response to Items 1.01 and 2.01 above are incorporated herein by reference.

The issuance of shares of the restricted common stock of the Company in consideration for the acquisition of the Acquired Assets are exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2007 attached as Exhibit 99.3 hereto reflects the estimated pro forma effect of the purchase of the Acquired Assets on the Company as if the transaction had occurred as of September 30, 2007. The unaudited pro forma combined balance sheet is based on the historical financial statements of the Company and Sol Logic after giving effect to specific assumptions and adjustments related to the proposed purchase of the Acquired Assets by the Company. These specific assumptions and adjustments underlying the pro forma adjustments are described in the footnotes to the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined balance sheet as of September 30, 2007, including the footnotes thereto, should be read in conjunction with the historical financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

The unaudited pro forma condensed combined balance sheet attached as Exhibit 99.3 hereto is for informational purposes only and is not necessarily indicative of the financial position that would have been achieved had the Company purchased the Acquired Assets as of September 30, 2007. There can be no assurance that the results as presented will be indicative of the final recording of purchase of the Acquired Assets by the Company.

The issuance of the Shares in connection with the acquisition of Acquired Assets referenced in Item 1.01 above increases the Company’s shareholders’ equity to more than $6,000,000 and thus, the Company believes it is now in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide.

The information in this Item 8.01 of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(a)-(b)  Financial Statements of the business acquired and pro forma financial information will be filed with an amendment to this Form 8-K within 71 days after the date that this initial report on Form 8-K must be filed.

(d)                   Exhibits

Exhibit#	Description
4.1	Registration Rights Agreement
10.1	Asset Purchase Agreement
10.2	Offer of Employment Letter Agreement
99.1	Press Release issued on December 20, 2007
99.2	Press Release issued on December 20, 2007
99.3	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007

This Current Report on Form 8-K may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements made with respect to the Company’s belief that its shareholders’ equity exceeds $6,000,000 following completion of the acquisition of the Acquired Assets, the Company’s continued trading status on AMEX prior to the decision of a Qualifications Panel, the timing of the hearing before a Qualifications Panel, the Company’s ability to demonstrate to a Qualifications Panel that it can regain compliance with AMEX’s continued listing standards, or the Company’s ability to be quoted on the OTCBB in event it is delisted from AMEX.  Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: December 20, 2007
	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

Exhibit Index

Exhibit#	Description
4.1	Registration Rights Agreement
10.1	Asset Purchase Agreement
10.2	Offer of Employment Letter Agreement
99.1	Press Release issued on December 20, 2007
99.2	Press Release issued on December 20, 2007